As filed with the Securities and Exchange Commission on May 21, 2019

Registration No. 333-215574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABRA HEALTH CARE REIT, INC.

(Exact name of Registrant as specified in its charter)

Maryland	27-2560479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard K. Matros

Chairman, President and Chief Executive Officer

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

For Co-Registrants, please see “Table of Co-Registrants” on the following page

COPY TO:

Andor D. Terner, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

(949) 823-6900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Sabra Health Care REIT, Inc.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Co-Registrants:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock of Sabra Health Care REIT, Inc., $.01 par value per share	(1)(2)	(3)
Preferred Stock of Sabra Health Care REIT, Inc., $.01 par value per share	(1)(2)	(3)
Warrants of Sabra Health Care REIT, Inc.	(1)(2)	(3)
Rights of Sabra Health Care REIT, Inc.	(1)(2)	(3)
Units of Sabra Health Care REIT, Inc.	(1)(2)	(3)
Debt Securities of Sabra Health Care Limited Partnership and Sabra Capital Corporation	(1)(2)	(3)
Guarantees of Debt Securities of Sabra Health Care Limited Partnership and Sabra Capital Corporation by Sabra Health Care REIT, Inc. and the Subsidiary Guarantors(4)	(1)(2)	(3)

(1)

This registration statement registers an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(4)

The term “Subsidiary Guarantors” refers to the co-registrants listed in the Table of Co-Registrants on the following page, other than Sabra Health Care Limited Partnership and Sabra Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Sabra Health Care Limited Partnership	6798	Delaware	27-2712888
Sabra Capital Corporation	6798	Delaware	27-3642390
Sabra 1717 Preferred Equity, LLC	6798	Delaware	81-4816571
Sabra Beaumont Preferred Equity, LLC	6798	Delaware	47-1948678
Sabra Beavercreek Preferred Equity, LLC	6798	Delaware	81-4817123
Sabra California II, LLC	6798	Delaware	27-3540830
Sabra CA Holdco, Inc.	6798	British Columbia	98-1358224
Sabra Canadian GP I Inc.	6798	British Columbia	98-1343397
Sabra Canadian Holdings, LLC	6798	Delaware	38-3970298
Sabra Canadian Properties I, Limited Partnership	6798	British Columbia	98-1343394
Sabra Clarksville Preferred Equity, LLC	6798	Delaware	81-4817833
Sabra Colorado, LLC	6798	Nevada	82-0987036
Sabra Deerfield Preferred Equity, LLC	6798	Delaware	81-4843358
Sabra Hagerstown, LLC	6798	Delaware	32-0466921
Sabra Health Care, L.L.C.	6798	Delaware	27-2696900
Sabra Health Care Delaware, LLC	6798	Delaware	38-3883573
Sabra Health Care Frankenmuth, LLC	6798	Delaware	80-0854906
Sabra Health Care Holdings I, LLC	6798	Delaware	27-2713167
Sabra Health Care Holdings II, LLC	6798	Delaware	27-2713398
Sabra Health Care Holdings III, LLC	6798	Delaware	27-2713574
Sabra Health Care Holdings IV, LLC	6798	Delaware	27-2713747
Sabra Health Care Holdings VI, LLC	6798	Delaware	81-4843542
Sabra Health Care Investments, LP	6798	Delaware	47-4728631
Sabra Health Care Northeast, LLC	6798	Delaware	90-0883325
Sabra Health Care Pennsylvania, LLC	6798	Delaware	30-0748318
Sabra Health Care Virginia, LLC	6798	Delaware	80-0847513
Sabra Health Care Virginia II, LLC	6798	Delaware	36-4782574
Sabra Lake Drive, LLC	6798	Delaware	75-3098968
Sabra Madeira Preferred Equity, LLC (fka Sabra Celebration Preferred Equity, LLC)	6798	Delaware	81-4818073
Sabra McCordsville Preferred Equity, LLC	6798	Delaware	81-4843925
Sabra Michigan, LLC	6798	Delaware	80-0923130
Sabra New Braunfels Preferred Equity, LLC	6798	Delaware	47-1948090
Sabra New Mexico, LLC	6798	Delaware	27-3541140
Sabra New Mexico II, LLC	6798	Delaware	82-0887149
Sabra North Carolina, L.P.	6798	Delaware	27-3662387
Sabra North Carolina GP, LLC	6798	Delaware	81-4844115
Sabra Phoenix TRS Venture, LLC	6798	Delaware	80-0842040
Sabra Phoenix TRS Venture II, LLC	6798	Delaware	30-0790491
Sabra Phoenix Wisconsin, LLC	6798	Delaware	90-1037791
Sabra Texas GP, LLC	6798	Texas	80-0763246
Sabra Texas Holdings, L.P.	6798	Texas	36-4740794
Sabra Texas Holdings GP, LLC	6798	Texas	36-4740701
Sabra Texas Properties, L.P.	6798	Texas	45-3643319
Sabra Texas Properties II, L.P.	6798	Texas	46-3063180
Sabra Texas Properties III, L.P.	6798	Texas	46-5287727
Sabra Texas Properties IV, L.P.	6798	Texas	81-1500740
Sabra TRS Holdings, LLC	6798	Delaware	32-0476059
SB New Martinsville, LLC	6798	West Virginia	20-3208697
SbraREIT Canadian GP V Inc.	6798	Nova Scotia	98-1344511
SbraREIT Canadian Properties V, Limited Partnership	6798	Alberta	98-1344536

The address, including zip code, of each Co-Registrant’s principal executive offices is 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and the telephone number of each Co-Registrant’s executive office is (888) 393-8248.

The address, including zip code, of the agent for service for each of the Co-Registrants is Richard K. Matros, Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and the telephone number of each Co-Registrant’s agent for service is (888) 393-8248.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-215574) of Sabra Health Care REIT, Inc. (the “Company”) and its co-registrants (the “Registration Statement”) is being filed for the purpose of: (i) adding Sabra CA Holdco, Inc., Sabra Colorado, LLC and Sabra New Mexico II, LLC, each a subsidiary of Sabra Health Care REIT, Inc., as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement and (ii) removing 395 Harding Street, LLC, 1104 Wesley Avenue, LLC, Bay Tree Nursing Center LLC, C.H.P. Limited Liability Company, C.H.R. Limited Liability Company, Connecticut Holdings I, LLC, DJB Realty L.L.C., HHC 1998-1 Trust, Kentucky Holdings I, LLC, New Hampshire Holdings, LLC, Northwest Holdings I, LLC, Oakhurst Manor Nursing Center LLC, Orchard Ridge Nursing Center LLC, Reservoir Real Estate Holdings, LLC, Sable-Aurora, LLC, Sabra BRP Celebration JV, LLC, Sabra Connecticut II, LLC, Sabra Idaho, LLC, Sabra Kentucky, LLC, Sabra Montana, LLC, Sabra Ohio, LLC, SB Fountain City, LLC, Sunset Point Nursing Center LLC and West Bay Nursing Center LLC as co-registrants and guarantors of debt securities covered by the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the registration and sale of the securities are as follows, all of which will be borne by us:

SEC registration fee	(1)
Printing and duplicating expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Listing fees	(2)
Transfer agent or trustee fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, we are deferring the payment of all of the registration fees.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sabra Health Care REIT, Inc.

Maryland law permits a Maryland corporation to include in its charter a provision that eliminates the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty which is established by a final judgment and is material to the cause of action. The charter of Sabra Health Care REIT, Inc. (“Sabra”) contains a provision that eliminates, to the maximum extent permitted by Maryland statutory or decisional law, the liability of its directors and officers to Sabra and its stockholders for money damages.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which Sabra’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Sabra’s charter requires, to the maximum extent permitted by Maryland law, Sabra to indemnify and to pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and, at Sabra’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member, manager, employee or agent from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Sabra’s charter and bylaws also permits it to indemnify and advance expenses to any individual who served its predecessor in any of the capacities described above and any employee or agent of Sabra or its predecessor.

Sabra has entered into indemnification agreements with each of its executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of Sabra. Sabra also maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.

Delaware Corporation

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The certificate of incorporation of Sabra Capital Corporation provides that Sabra Capital Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of Sabra Capital Corporation or by reason of the fact that such person, at the request of Sabra Capital Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of Sabra California II, LLC, Sabra Hagerstown, LLC, Sabra Health Care, L.L.C., Sabra Health Care Delaware, LLC, Sabra Health Care Frankenmuth, LLC, Sabra Health Care Holdings I, LLC, Sabra Health Care Holdings II, LLC, Sabra Health Care Holdings III, LLC, Sabra Health Care Holdings IV, LLC, Sabra Health Care Northeast, LLC, Sabra Health Care Pennsylvania, LLC, Sabra Health Care Virginia, LLC, Sabra Lake Drive, LLC, Sabra Michigan, LLC, Sabra New Mexico, LLC, and Sabra Phoenix TRS Venture, LLC provide that the limited liability company shall indemnify, defend and hold the sole member, and each officer, employee and agent of the limited liability company harmless to the fullest extent permitted by law. The operating agreements of Sabra Phoenix TRS Venture II, LLC and Sabra Phoenix Wisconsin, LLC provide that the limited liability company shall indemnify, defend and hold the sole member of the limited liability company harmless to the fullest extent permitted by law. The operating agreements of Sabra 1717 Preferred Equity, LLC, Sabra Beaumont Preferred Equity, LLC, Sabra Beavercreek Preferred Equity, LLC, Sabra Canadian Holdings, LLC, Sabra Clarksville Preferred Equity, LLC, Sabra Deerfield Preferred Equity, LLC, Sabra Health Care Holdings VI, LLC, Sabra Health Care Virginia II, LLC, Sabra Madeira Preferred Equity, LLC, Sabra McCordsville Preferred Equity, LLC, Sabra New Braunfels Preferred Equity, LLC, Sabra New Mexico II, LLC, Sabra North Carolina GP, LLC, and Sabra TRS Holdings, LLC provide that the limited liability company shall indemnify and hold harmless the member, any officer, director, stockholder, employee, affiliate, representative or agent of the member, and any officer, employee, representative or agent of the limited liability company, to the fullest extent permitted by law.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the applicable operating agreement shall not be exclusive of any other right that any person may have or thereafter acquire under any statute, provision of the certificate of formation of the limited liability company, provision of the operating agreement, vote of the sole member or otherwise.

The limited liability company may maintain insurance, at its expense, to protect itself, the sole member, or any officer, employee or agent of the limited liability company against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss by law.

Any amendment, repeal or modification of any provision of the section of the operating agreement providing for indemnification shall not adversely affect any right or protection of the sole member, or any officer, employee or agent of the limited liability company existing at the time of such amendment, repeal or modification.

Delaware Limited Partnerships

Section 17–108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The limited partnership agreement of Sabra Health Care Limited Partnership provides, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director or officer of the partnership or the general partner, or such other persons as the general partner may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership or Sabra as set forth in the Limited Partnership Agreement, in which such indemnitee may be involved, as a party or otherwise.

The limited partnership agreements of Sabra Health Care Investments, LP and Sabra North Carolina, L.P. provide, to the fullest extent permitted by law, for the indemnification of the general partner and its officers, directors, members, employees, affiliates, representatives and agents from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and costs), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such indemnitee may be involved, or threatened to be involved, as a party or otherwise, which relates to or arises out of the business or affairs of the partnership.

Nevada Limited Liability Company

Sabra Colorado, LLC is a limited liability company organized under the laws of the State of Nevada. Chapter 86 of the Nevada Revised Statutes (“NRS”) allows any person who is or was a manager, member, employee or agent of a limited liability company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, to be indemnified against liabilities they may incur while serving in such capacities. Pursuant to NRS 86.411, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Furthermore, pursuant to NRS 86.421, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Last, under NRS 86.431, a limited liability company is obligated to indemnify a manager, member, employee or agent of a limited liability company against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with his or her defense if such person has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, or in defense of any claim, issue or matter therein. Any indemnification under NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made: (a) By the members or managers as provided in the articles of organization or the operating agreement; (b) If there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding; (c) If a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion; or (d) If members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Fourth Amended and Restated Operating Agreement of Sabra Colorado, LLC (the “Operating Agreement”) provides that the company shall indemnify and hold harmless the member, any officer, director, stockholder, employee, affiliate, representative or agent of the member, and any officer, employee, representative or agent of the limited liability company (each, a “Covered Person”), to the fullest extent permitted by law. Moreover, the Operating Agreement provides that expenses incurred by a Covered Person in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the company as authorized under the Operating Agreement.

Texas Limited Liability Companies

Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC are Texas limited liability companies. The limited liability company agreements each provide that, notwithstanding any other provisions of the agreement, whether express or implied, or any obligation or duty at law or in equity, neither the member (as defined therein), any officer, director, stockholder, employee, affiliate, representative or agent of the member, nor any officer, employee, representative or agent of the company (each individually, an “indemnitee”) shall be liable to the company or any other person for any act or omission (in relation to the company, its property or the conduct of its business or affairs, the limited liability company agreement, any related document or any transaction or investment contemplated thereby) taken or omitted by the indemnitee unless such act or omission constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. The agreements further each provide that, to the fullest extent permitted by law, the company shall indemnify and hold harmless each indemnitee from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (“claims”), in which the indemnitee may be involved, or threatened to be involved, as party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the business or affairs of the company. Notwithstanding the foregoing, an indemnitee shall not be entitled to indemnification under the agreement with respect to any claim initiated by such indemnitee unless such claim (or part thereof) (a) was brought to enforce such indemnitee’s rights to indemnification hereunder or (b) was authorized or consented to by the member. Expenses incurred by an indemnitee in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such indemnitee to repay such amount if it shall be ultimately determined that such indemnitee is not entitled to be indemnified by the company as authorized by the agreement. Any indemnification provided shall be satisfied solely out of the assets of the company. The member shall not be subject to personal liability by reason of these indemnification provisions. No indemnitee shall be denied indemnification in whole or in part under the agreement by reason of the fact that the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the agreement. The provisions of the agreement are for the benefit of the indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

Section 101.401 of the Texas Business Organizations Code (the “TBOC”) provides that limited liability company agreements may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its certificate of formation or in its company agreement.

Section 8.002(b) of the TBOC provides that the governing documents of a Texas general partnership or limited liability company may adopt provisions of Chapter 8, which will be enforceable, relating to indemnification, advancement of expenses or insurance or another arrangement to indemnify or hold harmless a governing person.

Section 8.051 of the TBOC states as follows:

(a)

An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

(b)

A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states as follows:

(a)

On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

(b)

This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

(c)

The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states as follows:

(a)

An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

(b)

Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

(c)

Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

(d)

A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states as follows:

(a)

Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

(b)

Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

(c)

A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Similarly, the TBOC allows the limited liability companies to advance expenses and provide for insurance against liability.

Texas Limited Partnerships

The limited partnership agreements of Sabra Texas Holdings, L.P., Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P., and Sabra Texas Properties IV, L.P. each provide that, to the fullest extent permitted by law, the partnership shall indemnify and hold harmless each general partner and its officers, directors, members, employees, affiliates, representatives and agents (each individually, an “indemnitee”) from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and costs), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (“claims”), in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise, which relates to or arises out of the business or affairs of the partnership. Notwithstanding the foregoing, an indemnitee shall not be entitled to indemnification under the agreement with respect to any claim initiated by such indemnitee unless such claim (or part thereof) was brought to enforce such indemnitee’s rights to indemnification under the agreement. Expenses incurred by an indemnitee in defending any claim shall be paid by the partnership in advance of the final disposition of such claim upon receipt by the partnership of an undertaking by or on behalf of such indemnitee to repay such amount if it shall be ultimately determined that such indemnitee is not entitled to be indemnified by the partnership as authorized by the agreement. Any indemnification provided shall be satisfied solely out of the assets of the partnership. Neither the general partner nor the limited partner shall be subject to personal liability by reason of these indemnification provisions. No indemnitee shall be denied indemnification in whole or in part under the agreement by reason of the fact that the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the agreement. The provisions of the agreement are for the benefit of the indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

Sections 8.051, 8.052, 8.101 and 8.102 of the TBOC also apply to the limited partnerships in the same way that they apply to the limited liability companies. Similarly, the TBOC allows the limited partnerships to advance expenses and provide for insurance against liability.

West Virginia Limited Liability Company

The West Virginia Uniform Limited Liability Company Act, in West Virginia Code § 31B-4-403, defines a member’s and manager’s rights to payments and reimbursements. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall also reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company based on either of the foregoing constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The organizational documents of SB New Martinsville, LLC, a West Virginia limited liability company, provide that the company shall indemnify, defend and hold the members, and each officer, employee and agent of the company harmless to the fullest extent permitted by law. The organizational documents provide that the company may maintain insurance, at its expense, to protect itself, the members or any officer, employee or agent of the company against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss by law.

Alberta Partnership

The Partnership Act (Alberta), pursuant to which SbraREIT Canadian Properties V, Limited Partnership was formed, provides in Section 28 that, subject to any agreement express or implied between the partners, the firm must indemnify each partner in respect of payments made and personal liabilities incurred by him or her in the ordinary and proper conduct of the business of the firm, or in or about anything necessarily done for the preservation of the business or property of the firm. In Section 56, the Partnership Act (Alberta) further provides that a general partner in a limited partnership has all the rights and powers and is subject to all the restrictions and liabilities of a partner in a partnership without limited partners. As such, the general partner is indemnified by the partnership pursuant to Section 28.

There are no provisions in the limited partnership agreement of SbraREIT Canadian Properties V, Limited Partnership relating to the insurance or indemnity of any controlling persons, directors or officers, including of the general partner.

British Columbia Corporations

Under Section 160 of the Business Corporations Act (British Columbia) (the “BCA”) but subject to Section 163 of the BCA, a company may indemnify an eligible party, which is defined to mean in relation to a company, an individual who (a) is or was a director or officer of the company, (b) is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the company, or at the request of the company, or (c) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and, except with respect to the meaning of eligible proceeding and Section 163(c) of the BCA (each described below), includes the heirs and personal or other legal representatives of that individual. A company may indemnify such eligible party against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, any eligible proceeding, being defined as any legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A company may also, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the BCA, but subject to Section 163 of the BCA, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Pursuant to Section 162 of the BCA but subject to Section 163 of the BCA, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited pursuant to Section 163 of the BCA, the eligible party will repay the amounts advanced.

However, under Section 163 of the BCA, a company must not indemnify an eligible party or pay the expenses of an eligible party if (a) at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles, (b) in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, or (c) in the case of an eligible proceeding other than a civil proceeding, the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. Furthermore, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not indemnify, or pay the expenses of, the eligible party in respect of the proceeding.

The articles of Sabra Canadian GP I Inc. provide that the directors must cause the company to indemnify its directors and former directors and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCA.

The articles of Sabra CA Holdco, Inc. provide that the company will indemnify a director or officer of the company, a former director or officer of the company, or another individual who acts or acted at the company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the BCA.

British Columbia Partnership

The Partnership Act (British Columbia), pursuant to which Sabra Canadian Properties I, Limited Partnership was formed, provides in Section 27 that, subject to any agreement express or implied between the partners, the firm must indemnify every partner in respect of payments made and personal liabilities incurred by him or her in the ordinary and proper conduct of the business of the firm, or in or about anything necessarily done for the preservation of the business or property of the firm. In Section 56, the Partnership Act further provides that a general partner in a limited partnership has all the rights and powers and is subject to all the restrictions and liabilities of a partner in a partnership without limited partners. As such, the general partner is indemnified by the partnership pursuant to Section 27.

There are no provisions in the limited partnership agreement of Sabra Canadian Properties I, Limited Partnership relating to the insurance or indemnity of any controlling persons, directors or officers, including of the general partner.

Nova Scotia Limited Company

SbraREIT Canadian GP V Inc. is a Nova Scotia limited company. The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that if in any proceeding against a director, or a person occupying the position of director, of a company for negligence or breach of trust it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, that court may relieve the director or person, either wholly or partly, from liability on such terms as the court may think proper.

The articles of association of SbraREIT Canadian GP V Inc. provide that every director or officer, former director or officer, or person who acts or acted at the company’s request, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the shareholders over all other claims.

The articles of association of SbraREIT Canadian GP V Inc. also provide that no director or officer, former director or officer, or person who acts or acted at the company’s request, as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein).

4.1	Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated October 20, 2010, filed with the State Department of Assessments and Taxation of the State of Maryland on October 21, 2010 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.1.1	Articles of Amendment to the Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated as of July 31, 2017 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on July 31, 2017).

4.2	Amended and Restated Bylaws of Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on March 14, 2019).

4.3	Form of Preferred Stock Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.4	Form of Warrant Agreement and Warrant Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.5	Form of Rights Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.6	Form of Unit Agreement and Unit Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.7	Indenture, dated as of May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013).

4.7.1	First Supplemental Indenture, dated May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013).

4.7.2	Second Supplemental Indenture, dated January 8, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on January 23, 2014).

4.7.3	Third Supplemental Indenture, dated January 23, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on January 23, 2014).

4.7.4	Fourth Supplemental Indenture, dated April 30, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed by Sabra Health Care REIT, Inc. on May 5, 2014).

4.7.5	Fifth Supplemental Indenture, dated September 29, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.7.5 of the Post-Effective Amendment No. 2 to Form S-3 Registration Statement filed by Sabra Health Care REIT, Inc. and the Co-Registrants on September 30, 2014).

4.7.6	Sixth Supplemental Indenture, dated January 13, 2017, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (previously filed as an exhibit to the Registration Statement).

4.7.7	Seventh Supplemental Indenture, dated March 29, 2017, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed by Sabra Health Care REIT, Inc. on May 8, 2017).

4.8	Indenture, dated as of July 14, 2016, by and among Care Capital Properties, LP, Care Capital Properties, Inc., Care Capital Properties GP, LLC and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on August 23, 2017).

4.8.1	First Supplemental Indenture, dated as of August 17, 2017, by and among Care Capital Properties, LP, PR Sub, LLC, Care Capital Properties GP, LLC and Regions Bank, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on August 23, 2017).

4.8.2	Second Supplemental Indenture, dated as of August 17, 2017, by and among Sabra Health Care Limited Partnership as successor to Care Capital Properties, LP, Sabra Health Care REIT, Inc., Care Capital Properties GP, LLC and Regions Bank, as trustee (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on August 23, 2017).

4.8.3	Third Supplemental Indenture, dated as of August 17, 2017, by and among Sabra Health Care Limited Partnership, Sabra Health Care REIT, Inc., Care Capital Properties GP, LLC and Regions Bank, as trustee (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on August 23, 2017).

4.8.4	Fourth Supplemental Indenture, dated as of August 18, 2017, by and among Sabra Health Care Limited Partnership, Sabra Health Care REIT, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.5 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on August 23, 2017).

4.9	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.10	Form of 5.375% senior note due 2023 (included in Exhibit 4.7.1).

4.11	Form of 5.5% senior note due 2021 (included in Exhibit 4.7.3).

4.12	Form of 5.125% senior note due 2026 (included in Exhibit 4.8).

5.1	Opinion of Venable LLP regarding certain matters concerning the validity of the securities being offered (previously filed as an exhibit to the Registration Statement).

5.2	Opinion of O’Melveny & Myers LLP regarding certain matters concerning the validity of the securities being offered (previously filed as an exhibit to the Registration Statement).

8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters (previously filed as an exhibit to the Registration Statement).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of Venable LLP (previously filed as an exhibit to the Registration Statement).

23.4	Consent of O’Melveny & Myers LLP (previously filed as an exhibit to the Registration Statement).

23.5	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (previously filed as an exhibit to the Registration Statement).

24.1	Powers of Attorney (included on signature pages hereto or previously included in the Registration Statement).

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (previously filed as an exhibit to the Registration Statement).

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA HEALTH CARE REIT, INC.

By:	/S/ RICHARD K. MATROS
Richard K. Matros Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, Ronald G. Geary, Raymond J. Lewis, Lynne S. Katzmann, and Jeffrey A. Malehorn, directors of Sabra Health Care REIT, Inc., the general partner of Sabra Health Care Limited Partnership, do hereby constitute and appoint Richard K. Matros and Harold W. Andrews, Jr., and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS Richard K. Matros	Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc. (Principal Executive Officer)	May 21, 2019

/s/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Health Care REIT, Inc. (Principal Financial and Accounting Officer)	May 21, 2019

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Craig A. Barbarosh

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Robert A. Ettl

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Michael J. Foster

/s/ RONALD G. GEARY	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Ronald G. Geary

/s/ LYNNE S. KATZMANN	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Lynne S. Katzmann

/s/ RAYMOND J. LEWIS	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Raymond J. Lewis

/s/ JEFFREY A. MALEHORN	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Jeffrey A. Malehorn

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Milton J. Walters

*By:	/s/ RICHARD K. MATROS
Richard K. Matros, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA HEALTH CARE LIMITED PARTNERSHIP

By: SABRA HEALTH CARE REIT, INC.,
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS Richard K. Matros	Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc. (Principal Executive Officer)	May 21, 2019

/s/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Health Care REIT, Inc. (Principal Financial and Accounting Officer)	May 21, 2019

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Craig A. Barbarosh

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Robert A. Ettl

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Michael J. Foster

/s/ RONALD G. GEARY	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Ronald G. Geary

/s/ LYNNE S. KATZMANN	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Lynne S. Katzmann

/s/ RAYMOND J. LEWIS	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Raymond J. Lewis

/s/ JEFFREY A. MALEHORN	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Jeffrey A. Malehorn

*	Director of Sabra Health Care REIT, Inc.	May 21, 2019
Milton J. Walters

*By:	/s/ RICHARD K. MATROS
Richard K. Matros, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA CAPITAL CORPORATION

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS Richard K. Matros	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2019

/s/ HAROLD W. ANDREWS, JR.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 21, 2019
Harold W. Andrews, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA 1717 PREFERRED EQUITY, LLC

SABRA BEAUMONT PREFERRED EQUITY, LLC

SABRA BEAVERCREEK PREFERRED EQUITY, LLC

SABRA CA HOLDCO, INC.

SABRA CALIFORNIA II, LLC

SABRA CANADIAN GP I INC.

SABRA CANADIAN HOLDINGS, LLC

SABRA CLARKSVILLE PREFERRED EQUITY, LLC

SABRA COLORADO, LLC

SABRA DEERFIELD PREFERRED EQUITY, LLC

SABRA HAGERSTOWN, LLC

SABRA HEALTH CARE, L.L.C.

SABRA HEALTH CARE DELAWARE, LLC

SABRA HEALTH CARE FRANKENMUTH, LLC

SABRA HEALTH CARE HOLDINGS I, LLC

SABRA HEALTH CARE HOLDINGS II, LLC

SABRA HEALTH CARE HOLDINGS III, LLC

SABRA HEALTH CARE HOLDINGS IV, LLC

SABRA HEALTH CARE HOLDINGS VI, LLC

SABRA HEALTH CARE INVESTMENTS, LP

SABRA HEALTH CARE NORTHEAST, LLC

SABRA HEALTH CARE PENNSYLVANIA, LLC

SABRA HEALTH CARE VIRGINIA, LLC

SABRA HEALTH CARE VIRGINIA II, LLC

SABRA LAKE DRIVE, LLC

SABRA MADEIRA PREFERRED EQUITY, LLC

SABRA MCCORDSVILLE PREFERRED EQUITY, LLC

SABRA MICHIGAN, LLC

SABRA NEW BRAUNFELS PREFERRED EQUITY, LLC

SABRA NEW MEXICO, LLC

SABRA NEW MEXICO II, LLC

SABRA NORTH CAROLINA, L.P.

SABRA NORTH CAROLINA GP, LLC

SABRA PHOENIX TRS VENTURE, LLC

SABRA PHOENIX TRS VENTURE II, LLC

SABRA PHOENIX WISCONSIN, LLC

SABRA TEXAS GP, LLC

SABRA TEXAS HOLDINGS GP, LLC

SABRA TRS HOLDINGS, LLC

SB NEW MARTINSVILLE, LLC

SBRAREIT CANADIAN GP V INC.

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer of the entities listed above

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS	President and Chief Executive Officer	May 21, 2019
Richard K. Matros	(Principal Executive Officer)

/s/ HAROLD W. ANDREWS, JR.	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 21, 2019
Harold W. Andrews, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA TEXAS HOLDINGS, L.P. SABRA TEXAS PROPERTIES, L.P. SABRA TEXAS PROPERTIES II, L.P. SABRA TEXAS PROPERTIES III, L.P. SABRA TEXAS PROPERTIES IV, L.P.

By: SABRA TEXAS HOLDINGS GP, LLC
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS Richard K. Matros	President and Chief Executive Officer of Sabra Texas Holdings GP, LLC (Principal Executive Officer)	May 21, 2019

/s/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Texas Holdings GP, LLC (Principal Financial and Accounting Officer)	May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SBRAREIT CANADIAN PROPERTIES V, LIMITED PARTNERSHIP

By: SBRAREIT CANADIAN GP V INC.
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS	President and Chief Executive Officer of SbraREIT Canadian GP V Inc. (Principal Executive Officer)	May 21, 2019
Richard K. Matros

/s/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of SbraREIT Canadian GP V Inc. (Principal Financial and Accounting Officer)	May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2019.

SABRA CANADIAN PROPERTIES I, LIMITED PARTNERSHIP

By: SABRA CANADIAN GP I INC.
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD K. MATROS	President and Chief Executive Officer of Sabra Canadian GP I Inc. (Principal Executive Officer)	May 21, 2019
Richard K. Matros

/s/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Canadian GP I Inc. (Principal Financial and Accounting Officer)	May 21, 2019